                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[_]     Confidential, For Use of the Commission
        Only (as permitted by Rule 14a-6(e)(2))
[_]     Definitive Proxy Statement
[_]     Definitive Additional Materials
[_]     Soliciting Material Under Rule 14a-11(c) 14a-12 or Rule

                           Commission File No. 0-28452

                          VELOCITY EXPRESS CORPORATION
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.

[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1)    Title of each class of securities to which transaction applies:
               ________________________________________________________________
        (2)    Aggregate number of securities to which transaction applies:
               ________________________________________________________________
        (3)    Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               ________________________________________________________________
        (4)    Proposed maximum aggregate value of transaction:
               ________________________________________________________________
        (5)    Total fee paid:
               ________________________________________________________________

[_]     Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)    Amount previously paid:
               ________________________________________________________________
        (2)    Form, Schedule or Registration Statement No.:
               ________________________________________________________________
        (3)    Filing Party:
               ________________________________________________________________
        (4)    Date Filed:
               ________________________________________________________________

                          VELOCITY EXPRESS CORPORATION
                              Four Paramount Plaza
                          7803 Glenroy Road, Suite 200
                          Bloomington, Minnesota 55439


                               __________ __, 2002


Dear Shareholder:

     You are cordially invited to attend a special meeting of the stockholders of Velocity Express Corporation, a Delaware corporation formerly known as United Shipping & Technology, Inc. (the "Company") to be held in the Bloomington Room at the Radisson South Hotel, 7800 Normandale Blvd., Bloomington, Minnesota, on __________, __________, 2002, at _______ local time.

     At the special meeting you will be asked to consider and approve amendments to the Company's Certificate of Incorporation to:

     . effect a reverse stock split of the Company's outstanding Common Stock, whereby the Company will issue one new share of Common Stock in exchange for between two and five shares of the outstanding Common Stock;

     . eliminate the features of the Company's preferred stock providing for cash redemption of the preferred stock at a specified date and redemption at the election of the holder upon a change of control of the Company, and give to holders of the preferred stock approval rights with respect to changes of control of the Company;

     . reflect reductions to the conversion prices of the Company's Series B, Series C and Series D Preferred Stock required as a result of prior dilutive events; and

     . further reduce the conversion prices of the Company's Series B and Series C Preferred Stock.


     The enclosed Notice and Proxy Statement contain details concerning the special meeting and the proposals to be voted upon at the special meeting. I urge you to read and consider these documents carefully. Whether or not you are able to attend the meeting in person, please be sure to sign and date the enclosed proxy card and return it in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters properly brought before the meeting.

     Please note that the Company has moved its executive offices to Four Paramount Plaza, 7803 Glenroy Road, Suite 200, Bloomington, Minnesota 55439. Our new phone number is (612) 492-2400. I look forward to seeing you at our meeting.

                                            Sincerely,


                                            VELOCITY EXPRESS CORPORATION
                                            /s/ Jeffry J. Parell
                                            Jeffry J. Parell
                                            Chief Executive Officer

                          VELOCITY EXPRESS CORPORATION
                              Four Paramount Plaza
                          7803 Glenroy Road, Suite 200
                          Bloomington, Minnesota 55439

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON __________, __________, 2002

     NOTICE IS HEREBY GIVEN that a special meeting of the stockholders (the "Meeting") of Velocity Express Corporation, a Delaware corporation formerly known as United Shipping & Technology, Inc. (the "Company"), will be held in the Bloomington Room at the Radisson South Hotel, 7800 Normandale Blvd., Bloomington, Minnesota, on __________, _________ 2002, at ________ local time, and at any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying proxy statement:

     1. To approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock, whereby the Company will issue one new share of Common Stock in exchange for between two and five shares of the outstanding Common Stock;

     2. To approve an amendment to the Company's Certificate of Incorporation to (i) eliminate the provisions providing for cash redemption of the Company's Series B, Series C and Series D Preferred Stock at a specified date and for redemption of the Company's Preferred Stock at the election of the holder thereof upon a change of control of the Company and (ii) grant to the holders of the Company's Preferred Stock certain approval rights with respect to changes of control of the Company;

     3. To approve an amendment to the Company's Certificate of Incorporation to reduce the conversion price for the Company's Series B Preferred Stock to $6.2224 per share, the conversion price for the Company's Series C Preferred Stock to $4.2645 per share, and the conversion price for the Company's Series D Preferred Stock to $0.7912 per share in order to reflect adjustments required by prior dilutive events;

     4. To approve an amendment to the Company's Certificate of Incorporation to reduce the conversion prices for the Company's Series B Preferred Stock and Series C Preferred Stock pursuant to an agreement with an investor to $1.3988 per share and $1.3867 per share, respectively; provided that, for purposes of determining the voting rights of the Series B and Series C Preferred Stock, the number of shares of Common Stock into which such Preferred Stock is convertible will not include any Common Stock issuable as a result of such reduction in conversion price; and

     5. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     All stockholders are cordially invited and requested to attend the Meeting in person. Stockholders who are unable to attend in person are requested to complete, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors of the Company. Your attendance at the Meeting, whether in person or by proxy, is important to ensure a quorum. If you return your proxy, you still may vote your shares in person by giving written notice (by subsequent proxy or otherwise) to the Secretary of the Company at any time prior to the vote at the Meeting.

     Only stockholders of record holding shares of the Company's Common Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and/or Series F Convertible Preferred Stock at the close of business on January 2, 2002, are entitled to receive notice of, and to vote at, the Meeting.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ Wesley C. Fredenburg
                           Wesley C. Fredenburg
                           Secretary

Minneapolis, Minnesota
__________ __, 2002

                          VELOCITY EXPRESS CORPORATION
                              Four Paramount Plaza
                          7803 Glenroy Road, Suite 200
                          Bloomington, Minnesota 55439

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                  TO BE HELD ON __________, __________ __, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Velocity Express Corporation, a Delaware corporation formerly known as United Shipping & Technology, Inc. (the "Company"), for use at the Special Meeting of Stockholders (the "Meeting") to be held in the Bloomington Room at the Radisson South Hotel, 7800 Normandale Blvd., Bloomington, Minnesota, on __________, _________, 2002 at __________, local time, and at any adjournment or postponement thereof. All voting securities represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Voting securities represented by properly executed and returned proxies on which no specification has been made will be voted for the proposals included in this Proxy Statement. If any other matters are properly presented at the Meeting for action, including a question of adjourning or postponing the Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         The notice of special meeting, this Proxy Statement and the related proxy card are first being mailed to stockholders on or about __________ __, 2002.

Reincorporation

         Pursuant to a vote of the stockholders at the Annual Meeting of the Company on December 18, 2001, United Shipping & Technology, Inc. reincorporated in Delaware through a merger with and into its wholly-owned Delaware subsidiary, Velocity Express Corporation (the "Reincorporation"). The merger was effective as of January 4, 2002 (the "Effective Date") at which time United Shipping & Technology, Inc. ceased to exist as a separate corporate entity, and all of its assets and liabilities became the assets and liabilities of Velocity Express Corporation. Pursuant to the Reincorporation, the name of the Company was changed to Velocity Express Corporation.

Record Date and Outstanding Voting Securities

         The Board has fixed the close of business on January 2, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof (the "Record Date"). As of the Record Date, the following classes of securities of the Company were outstanding: 17,271,399 shares of Common Stock, par value $0.004 per share ("Common Stock"), 2,806,797 shares of Series B Convertible Preferred Stock, par value $0.004 per share ("Series B Preferred"), 2,000,000 shares of Series C Convertible Preferred Stock, par value $0.004 per share ("Series C Preferred"), 1,894,873 shares of Series D Convertible Preferred Stock, par value $0.004 per share ("Series D Preferred") and 1,072,752 shares of Series F Convertible Preferred Stock, par value $0.004 per share ("Series F Preferred"). As of the Record Date, the Company had 433 holders of record of Common Stock, two holders of record of Series B Preferred, four holders of record of Series C Preferred, ten holders of record of Series D Preferred and 72 holders of record of Series F Preferred. The outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred are collectively referred to herein as the "Outstanding Preferred."

         With respect to the proposals submitted to the stockholders, each share of Common Stock is entitled to one vote and each share of Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred is entitled to one vote for each share of Common Stock issuable upon conversion of such share of Series B Preferred, Series C Preferred, Series D Preferred or Series F Preferred, as the case may be. As of the Record Date, stockholders were entitled to cast the following numbers of votes:

                       Number of
                       Shares of      Approximate Number of     Aggregate Number
                         Class        Shares of Common Stock      of Votes Per
  Class Outstanding   Outstanding    Issuable Upon Conversion      Class(1)
  -----------------   -----------    ------------------------      --------
Common Stock          17,271,399                --                17,271,399
Series B Preferred     2,806,797             1.446                 4,059,715
Series C Preferred     2,000,000             1.407                 2,813,930
Series D Preferred     1,894,873            10.111                19,159,483
Series F Preferred     1,072,752                20                21,455,040
                                                                  ----------
                              Total Outstanding Votes             64,759,567
                                                                  ==========

(1) Aggregate Number of Outstanding Votes Per Class is approximate due to rounding.

Revocability of Proxies

         A stockholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and notifying the Secretary of the Company that the stockholder will vote his or her shares in person.

Any written notice or subsequent proxy should be delivered to Velocity Express Corporation, Four Paramount Plaza, 7803 Glenroy Road, Suite 200, Bloomington, Minnesota 55439, Attention: Wesley C. Fredenburg, or hand-delivered to Mr. Fredenburg before the vote at the Meeting.

Quorum and Required Vote

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock, and the holders of a majority of the outstanding shares of each separate series of Outstanding Preferred, is necessary to constitute a quorum at the Meeting. All votes will be tabulated by the inspector of election for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         In order to approve each of the proposals to be presented at the Meeting (i) the affirmative vote of the holders of a majority of the shares of the Outstanding Preferred (voting on an as-converted basis) and the outstanding Common Stock, voting as a single class and (ii) the affirmative vote of the holders of two-thirds of each series of Outstanding Preferred, voting as separate series on an as-converted basis, is required.

Abstentions and Broker Non-Votes

         Abstentions and proxies relating to "street name" shares for which brokers have not received voting instructions from the beneficial owner ("broker non-votes") will be counted toward determining the presence of a quorum for the transaction of business. Both abstentions and broker non-votes will be counted as part of the total number of votes cast on each proposal in determining whether the proposal has been approved by the stockholders. Thus, both abstentions and broker non-votes with respect to a particular proposal will have the effect of a vote against the proposal.

Form of Amended and Restated Certificate of Incorporation

         Each of the proposals to amend the Company's Certificate of Incorporation (the "Certificate of Incorporation") included in this Proxy Statement are set forth in a form of Amended and Restated Certificate of Incorporation attached as Appendix A hereto (the "Amended and Restated Certificate of Incorporation"). The Company intends to file the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware as soon as practicable following the approval of the proposals included herein at the Meeting. In the event that one or more proposals are not approved at the Meeting, the Company reserves the right to file the Amended and Restated Certificate of Incorporation with such changes and modifications as are necessary to exclude the amendment or amendments reflected in such proposal or proposals not approved at the Meeting. In addition, as described more fully below, the Board of Directors reserves the right not to effect the reverse stock split described in Proposal 1, and, in such event, may file the Amended and Restated Certificate of Incorporation as modified to reflect the exclusion of the provisions therein relating to the reverse stock split.

Proxy Solicitation

         The cost of soliciting proxies, consisting of the printing, handling, and mailing of the proxy statement and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of stock, will be paid by the Company. In order to assure that there is a quorum present at the Meeting, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit proxies by telephone or in person. These persons will receive no extra compensation for their services.

Certain Stockholder References

         References in this proxy statement to "THLPV" include one or more of the following entities related to TH Lee Putnam Ventures L.P.: TH Lee.Putnam Internet Partners, L.P., TH Lee.Putnam Internet Parallel Partners, L.P., THLi Coinvestment Partners, LLC and Blue Star I, LLC.

                                   PROPOSAL 1
                               REVERSE STOCK SPLIT

         The Board of Directors of the Company has unanimously approved a proposal to amend the Company's Certificate of Incorporation to effect a reverse stock split (the "Reverse Stock Split") of the Company's outstanding Common Stock on the terms described herein (the "Reverse Stock Split Proposal"). The Board of Directors has declared the Reverse Stock Split Proposal to be advisable and has recommended that such Proposal be presented to the stockholders of the Company for approval. If approved by the stockholders, the Board would have discretion until December 31, 2002 to implement the Reverse Stock Split Proposal.

         Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. If approved by the stockholders of the Company as provided herein, the Reverse Stock Split will be effected by an amendment to the Certificate of Incorporation (the "Reverse Stock Split Amendment") reflected in the form of Amended and Restated Certificate of Incorporation attached to this Proxy Statement as Appendix A. The Reverse Stock Split will become effective upon the filing of the Reverse Stock Split Amendment (whether or not as part of the Amended and Restated Certificate of Incorporation) with the Secretary of State of Delaware (the "Effective Date"). The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is hereby incorporated by reference herein.

         On the Effective Date, the Reverse Stock Split will result in the automatic conversion of between two and five shares (as determined by the Board of Directors in the manner described below) of issued and outstanding Common Stock into one share of Common Stock. The Board believes that stockholder approval of an exchange ratio range, as opposed to approval of a specified exchange ratio, in which the Reverse Stock Split may be effected provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split.

         If the Reverse Stock Split Proposal is approved by the stockholders, the Reverse Stock Split will be effected only upon a determination by the Board that the Reverse Stock Split is in the best interest of the Company and its stockholders at that time. Notwithstanding approval of the Reverse Stock Split Proposal by the stockholders of the Company, the Board will have the discretion to effect the Reverse Stock Split through December 31, 2002, or not to effect the Reverse Stock Split at all. See "--Effect of the Reverse Stock Split Proposal." On January __, 2002, the last reported sale price of the Common Stock on the Nasdaq SmallCap Market was $_____ per share.

         Dissenting stockholders are not entitled to appraisal rights under Delaware law, the Company's Certificate of Incorporation or the Company's By-laws in connection with the Reverse Stock Split.

Purpose of the Proposal

         The primary purpose of the Reverse Stock Split is to reduce the number of outstanding shares of Common Stock so that, assuming the Company's total market capitalization remains constant, the Common Stock will trade at a higher price per share after the Reverse Stock Split. The Board of Directors believes that the current trading range of the Common Stock has reduced the effective marketability of the Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. The analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks, which may result in less publicity of such companies in financial markets. Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investing in such stocks. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Such policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

         In addition, because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current price levels.

         Also, the Board of Directors believes that some potential executives and other employees are less likely to work for a company with a low stock price, regardless of the size of the company's market capitalization. If the Reverse Stock Split successfully increases the per share price of the Common Stock, the Board of Directors believes this increase will enhance the Company's ability to attract and retain key executives and other employees.

         For the above reasons, the Board believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. There can be no assurance, however, that the

Reverse Stock Split will have the desired consequence of increasing the per share price of the Common Stock. Specifically, there can be no assurance that, after the Reverse Stock Split, the market price of the Common Stock will not decrease to its pre-split levels or that the market capitalization of the Company after the proposed Reverse Stock Split will be equal to the market capitalization of the Company before the proposed Reverse Stock Split.

         The Board of Directors wishes to emphasize that the Reverse Stock Split is not being proposed in order to achieve or maintain compliance with the listing requirements of the Nasdaq Stock Market. As more fully described under Proposal 2 below, the Company recently received notice from Nasdaq that the Company appeared to comply with the requirements for continued listing on the Nasdaq Small Cap Market and that the Company's Nasdaq delisting hearing file had been closed.

Effect of the Proposal

         If the Reverse Stock Split Proposal is approved by the stockholders, the Board will have authority to file the Reverse Stock Split Amendment with the Delaware Secretary of State at any time prior to December 31, 2002. The actual timing of the filing of the Reverse Stock Split Amendment will be determined by the Board of Directors based upon its evaluation as to when such action is most advantageous to the Company and its stockholders. Further, notwithstanding approval of the Reverse Stock Split Proposal by the stockholders of the Company, the Board of Directors may elect not to file the Reverse Stock Split Amendment. If the Board fails to implement the Reverse Stock Split prior to December 31, 2002, stockholder approval would again be required prior to implementing any reverse stock split.

         In the event that the Board of Directors determines to effect the Reverse Stock Split, the Board will set the exchange ratio for the Reverse Stock Split within the range approved by the stockholders based upon, among other things, the then-current trading price of the Common Stock and the advice of the Company's financial advisors.

         After the Effective Date of the Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock but will hold the same percentage of the outstanding shares (subject to adjustments for fractional interests resulting from the Reverse Stock Split) as such stockholder held prior to the Effective Date. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities (including the Outstanding Preferred) convertible into, or exchangeable for, shares of Common Stock, and the per share exercise or conversion prices thereof, will be adjusted appropriately to give effect to the Reverse Stock Split as of the Effective Date.

         The Reverse Stock Split may also result in some stockholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

         The Reverse Stock Split will not affect the par value of the Common Stock. As a result, on the Effective Date, the stated capital on the Company's balance sheet attributable to the

Common Stock will be reduced in proportion with the exchange ratio for the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total stockholders' equity. All share and per share information will be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

         The Board considered reducing the number of shares of authorized Common Stock in connection with the Reverse Stock Split but determined that the availability of additional shares may be beneficial to the Company in the future. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by the stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law). Such purposes could include meeting requirements for capital expenditures or working capital or, depending on market conditions, effecting future acquisitions of other businesses, through the issuance of shares.

         Because the Reverse Stock Split would result in an increased number of authorized but unissued shares of Common Stock, it may be construed as having an anti-takeover effect. Although the Reverse Stock Split is not being proposed by the Board for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company's By-Laws or certain provisions of the Certificate of Incorporation would not receive the requisite vote. Such uses of the Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company if such transaction were opposed by the Board.

         Based on the 17,271,399 shares of Common Stock outstanding as of January 2, 2002, the following table reflects the approximate percentage reduction in the outstanding shares of Common Stock and the approximate number of shares of Common Stock that would be outstanding as a result of the Reverse Stock Split, based on the exchange ratio range included in the Reverse Stock Split Proposal:

                                 Approximate               Approximate
                                 -----------               -----------
    Split Exchange Ratio   Percentage Reduction     Resulting Shares Outstanding
    --------------------   --------------------     ----------------------------
           1 for 2                 50 %                       8,635,699
           1 for 3                 33 %                       5,757,133
           1 for 4                 25 %                       4,317,849
           1 for 5                 20 %                       3,454,279

         The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in the Company (except with respect to adjustments for fractional interests). None of the rights currently accruing to holders of the Common Stock, Outstanding Preferred, options or warrants to purchase Common Stock, or other securities convertible into Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of the Common Stock resulting from the Reverse Stock Split will entitle the holder thereof to one vote per share and will otherwise be identical to the outstanding Common Stock immediately prior to the Effective Date.

Exchange of Stock Certificates; No Fractional Shares

         The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of stockholders of the Company and without regard to the date on which certificates evidencing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. Depending upon the exchange ratio for the Reverse Stock Split set by the Board of Directors as of the Effective Date (which will be within the range approved by the stockholders), every two to five shares of issued and outstanding Common Stock will be converted and reclassified into one share of post-split Common Stock. For example, a holder of 100 shares immediately prior to the Effective Date would hold between 50 and 20 shares after the Effective Date. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, any fractional share interests resulting from the Reverse Stock Split will be rounded upward to the nearest whole share. Share interests due to rounding will be granted to stockholders solely to save the Company the expense and inconvenience of issuing fractional shares or cash in lieu of fractional shares, and do not represent separately bargained for consideration.

         As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of shares of Common Stock, to be used in forwarding such holder's stock certificates for surrender and exchange for certificates evidencing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates evidencing pre-split shares of Common Stock in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates evidencing the whole number of shares of Common Stock that such stockholder holds as a result of the Reverse Stock Split. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates.

         STOCKHOLDERS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM THE COMPANY.

         As of the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date will be deemed canceled and, for all corporate purposes, will be deemed only to evidence the right to receive the number of shares of Common Stock into which the shares of Common Stock evidenced by such certificate have been converted as a result of the Reverse Stock Split.

Federal Income Tax Consequences

     The following discussion of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations thereunder, judicial decisions and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

     This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

     STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

     Except as discussed below, no gain or loss should be recognized by a stockholder who receives only Common Stock (including whole shares of Common Stock issued in lieu of fractional shares, if any) in connection with the Reverse Stock Split. The aggregate tax basis of the shares of Common Stock held by a stockholder following the Reverse Stock Split, (including whole shares of Common Stock issued in lieu of fractional shares, if any) will equal the stockholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the shares of Common Stock received in exchange therefor in the Reverse Stock Split. Shares of Common Stock received should have the same holding period as the Common Stock surrendered.

           The Board of Directors unanimously recommends that you vote
                      FOR the Reverse Stock Split Proposal.

                                   PROPOSAL 2
             ELIMINATION OF PREFERRED STOCK REDEMPTION FEATURES AND
                   GRANTING OF APPROVAL RIGHTS WITH RESPECT TO
                               CHANGES OF CONTROL

     The Board of Directors has unanimously approved a proposal to amend the Certificate of Incorporation to (i) eliminate the provisions providing for cash redemption of the Company's Series B, Series C and Series D Preferred at a specified date and for the redemption of the Series B, Series C, Series D and Series F Preferred at the election of the holder thereof upon a change of control of the Company and (ii) grant to the holders of Outstanding Preferred certain approval rights with respect to changes of control of the Company (the "Redemption and Approval Rights Proposal"). The Board of Directors has declared the Redemption and Approval Rights Proposal to be advisable and has recommended that such proposal be presented to the stockholders of the Company for approval. If approved by the stockholders, the Redemption and Approval Rights Proposal will be effected by amendments to the Certificate of Incorporation reflected in the form of Amended and Restated Certificate of Incorporation attached to this Proxy Statement as Appendix A.

Background of Proposal

     On May 14, 2001, the staff of the Nasdaq Stock Market, Inc. ("Nasdaq") informed the Company that it no longer complied with the requirement under the Nasdaq Marketplace Rules to maintain a minimum bid price of $1.00 per share. The Company was provided with a 90-day grace period to regain compliance with that requirement. On June 22, 2001, the Nasdaq staff notified the Company that it no longer complied with the requirement under the Nasdaq Marketplace Rules to maintain a minimum market capitalization of $35.0 million and therefore the Company's common stock would be delisted from the Nasdaq SmallCap Market unless the Company could demonstrate long-term compliance with the listing requirements. On July 27, 2001, the Company requested a hearing with the Nasdaq Listing Qualifications Panel, which stayed the delisting.

     On June 29, 2001, Nasdaq adopted a new listing maintenance standard providing that companies listed on the Nasdaq SmallCap Market could evidence compliance with Nasdaq maintenance standards by (i) maintaining minimum stockholders' equity of $2.5 million, (ii) maintaining a minimum market capitalization of $35.0 million or (iii) having net income of $500,000 in its latest fiscal year or two of its last three fiscal years. Due to the features of the Company's Outstanding Preferred providing for cash redemption of the Series B, Series C and Series D Preferred at a specified date and for cash redemption of the Series B, Series C, Series D and Series F Preferred upon a change of control of the Company, the Outstanding Preferred was recorded as mezzanine debt and not equity on the Company's balance sheet. Because the Company could not include its Outstanding Preferred as equity, the Company could not comply with the new stockholders' equity requirement.

     On November 7, 2001, the Nasdaq Listing Qualifications Panel (the "Listing Panel") acknowledged that, because the trading price of the Common Stock had closed above $1.00 per share for twenty-one consecutive days prior to the decision, the Company had remedied its minimum bid price deficiency. The Listing Panel also determined to continue the Company's listing on the Nasdaq SmallCap Market provided that the Company evidenced compliance with the shareholders' equity/market capitalization/net income requirement on or before May 15, 2002.

     After evaluating the options available to establish compliance with the listing requirements, the Company concluded that the most advisable course of action was to seek waivers of the cash redemption features from the holders of Outstanding Preferred to allow such shares to be included in stockholders' equity for purposes of satisfying the minimum stockholders' equity requirement. In December 2001, the Company reached agreements with the holders of at least two-thirds of each series of Outstanding Preferred pursuant to which such holders waived their rights to the cash redemption features of their respective series of Outstanding Preferred. Other than the approval rights granted with respect to changes of control, no consideration was provided to holders of Outstanding Preferred in exchange for their waivers of cash redemption rights. These waivers allowed the Company to reclassify the Outstanding Preferred from mezzanine debt into shareholders' equity, and thereby achieve compliance with the minimum shareholders' equity requirement. In connection with these waivers, the holders of Outstanding Preferred requested, and the Company agreed that, subject to stockholder approval, the holders of Outstanding Preferred would be given certain approval rights with respect to changes of control of the Company.

     On December 14, 2001, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC") reporting that waivers of the cash redemption features of the Outstanding Preferred had been obtained allowing the preferred stock to be reclassified as equity on the Company's balance sheet. The Form 8-K included a pro forma balance sheet reflecting stockholders' equity of $22,048,000 as of November 24, 2001. On December 17, 2001, the Listing Panel informed the Company that the Company appeared to comply with the requirements for continued listing on the Nasdaq SmallCap Market and that the Company's Nasdaq delisting hearing file had been closed.

Purpose of the Proposal

     The elimination of the cash redemption features of the Company's Outstanding Preferred will enable the Company to permanently include such Outstanding Preferred in stockholders' equity on the Company's balance sheet, facilitating long-term compliance with the minimum stockholders' equity requirement of the Nasdaq SmallCap Market. The Board of Directors believes that maintaining the Company's listing on Nasdaq is in the best interest of the Company and its stockholders. Trading on Nasdaq increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a Nasdaq listing may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on Nasdaq.

     In order to induce the holders of Outstanding Preferred to waive the cash redemption features of the preferred stock, the Company agreed to grant to the holders of the Outstanding Preferred approval rights with respect to changes of control of the Company. The change of control cash redemption feature that currently exists in the Certificate of Incorporation imposes a large cash payment obligation upon the Company in the event of a change of control unless the stockholder elects to accept payment in stock instead, and thus in many situations effectively gives holders of the Outstanding Preferred the ability to block such transactions. The approval rights granted to the holders of Outstanding Preferred under the Redemption and Approval Rights Proposal will give such holders protection with respect to changes of control which such holders would otherwise lose through the elimination of the cash redemption features of the Outstanding Preferred.

Effect of the Proposal

     Pursuant to the Company's Certificate of Incorporation, the Company is required to redeem (i) each share of the Company's Series B Preferred on May 31, 2006, (ii) each share of the Company's Series C Preferred on August 31, 2006 and
(iii) each share of the Company's Series D Preferred on March 1, 2007. For each share of Series B, Series C, and Series D Preferred redeemed, the Company is required to pay the holder thereof an amount equal to the Liquidation Value (as defined in the Certificate of Incorporation) of such share, plus all unpaid dividends thereon. The Liquidation Values per share of the Series B, Series C and Series D Preferred are $9.00, $6.00 and $8.00, respectively. In addition, following a Change of Control of the Company (as defined in the Certificate of Incorporation), the Company is required to offer to repurchase from each holder of Series B, Series C, Series D and Series F Preferred such holder's shares of such preferred stock at a purchase price in cash or stock equal to the Liquidation Value of such shares (the "Change of Control Amount"), plus any unpaid dividends thereon. The Change of Control Amounts per share of the Series B, Series C, Series D, and Series F Preferred are $9.00, $6.00, $8.00, and $11.00, respectively.

     Under the current Certificate of Incorporation, the Company may not, without the affirmative vote of holders of at least two-thirds of the shares of each of the Series B and Series C Preferred, voting as separate series, (i) merge or consolidate with any person or entity (except wholly-owned subsidiaries of the Company) or (ii) sell, lease or otherwise dispose of any assets of the Company and its subsidiaries outside of the ordinary course of business, consistent with past custom and practice.

     If the Redemption and Approval Rights Proposal is approved, the Certificate of Incorporation will be amended to (i) eliminate all rights of the holders of the Company's Series B, Series C and Series D Preferred to redeem such preferred stock on the dates specified above, and (ii) eliminate the rights of all holders of Outstanding Preferred to elect to redeem their shares upon a Change of Control and be paid the Change of Control Amount.

     In addition, if the Redemption and Approval Rights Proposal is approved, the Certificate of Incorporation will be amended to provide that the Company may not, without the prior affirmative vote of the holders of at least two-thirds of the shares of Outstanding Preferred, voting as a single class, (i) sell, lease or otherwise dispose of any assets of the Company and its subsidiaries except for sales, leases or dispositions in the ordinary course of business consistent with past custom and practice, (ii) merge or consolidate with any person or entity (except for direct or indirect wholly-owned subsidiaries of the Company) or (iii) effect any other transaction or series of related transactions involving the Company the result of which is that any person becomes the beneficial owner (as defined under applicable SEC rules) directly or indirectly, of more than 40% of the securities of the Company having the power to vote for the election of directors.

     The amendments to the Certificate of Incorporation made pursuant to the Redemption and Approval Rights Proposal may have the effect of making certain change of control transactions more difficult. As described above, the vote of the holders of at least two-thirds of the shares of Series B and Series C Preferred, each voting as separate series, is currently required in order for the Company to merge or consolidate with anyone other than a wholly-owned subsidiary, or sell, lease or dispose of any assets outside the ordinary course of business. Pursuant to the Redemption and Approval Rights Proposal, the vote of the holders of at least two-thirds of the shares of Outstanding Preferred, voting together as a single class, would be required for the types of transactions enumerated in the preceding paragraph. Thus, while the Series B and C Preferred will lose class blocking rights with respect to mergers and asset sales as a result of the Redemption and Approval Rights Proposal, the vote of the holders of a greater number of shares of Outstanding Preferred will be required to approve such transactions. In addition, under the Redemption and Approval Rights Proposal, the holders of Outstanding Preferred (including the Series D and F Preferred) will be granted approval rights not currently possessed by them with respect to transactions involving the Company that would result in a person becoming the beneficial owner of more than 40% of the Company's outstanding voting securities. The Redemption and Approval Rights Proposal could therefore have the effect of delaying, deferring or preventing a change of control transaction.

Interest of Certain Persons in the Proposal

     The holders of Outstanding Preferred have an interest in the Redemption and Approval Rights Proposal because, under such proposal, (i) holders of Series D and Series F Preferred will be granted approval rights not currently possessed by such holders with respect to certain changes of control of the Company and
(ii) the holders of Outstanding Preferred will have approval rights not currently possessed by such holders with respect to transactions involving the Company that would result in a person owning more than 40% of the Company's outstanding voting securities. THLPV is the owner of all of the outstanding Series B and Series C Preferred and warrants to purchase 825,484 additional shares of Series C Preferred, resulting in THLPV's beneficial ownership of 2,825,484 shares of Series C Preferred. THLPV is also the owner of 1,017,538 shares of Series D Preferred and warrants to purchase an additional 216,533 shares of Series D Preferred, resulting in THLPV's beneficial ownership of 1,234,071 shares of Series D Preferred, or 58.4% of the total outstanding shares of Series D Preferred. James G. Brown, a director of the Company, is a founder and a managing director of TH Lee.Putnam Internet Partners, L.P. and TH Lee.Putnam Internet Parallel Partners, L.P. Douglas Hsieh, a director of the Company, is a vice president of THLPV. Vincent Wasik, the Chairman of the Company's Board of Directors, is the beneficial owner of 68,181 shares of Series F Preferred, or 6.4% of the total outstanding shares of Series F Preferred. Alex Paluch, a director of the Company, directly owns 6,817 shares of Series F Preferred. Mr. Paluch is a Managing General Partner of East River Ventures II, L.P., which own 118,181 shares of Series F Preferred, and the Managing Member of ERV Partners, LLC, which owns 2,727 shares of Series F Preferred, resulting in Mr. Paluch's beneficial ownership of 127,725 shares of Series F Preferred, or 11.9% of the total outstanding shares of Series F Preferred. Jeffry Parrell, the Chief Executive Officer and a director of the Company, owns 2,272 shares of Series F Preferred. Mark Ties, the Chief Financial Officer and Treasurer of the Company, owns 2,000 shares of Series F Preferred. Wesley C. Fredenburg, the General Counsel and Secretary of the Company, owns 1,272 shares of Series F Preferred. D. Brad Frederiksen, the Chief Information Officer of the Company, owns 909 shares of Series F Preferred. Victor Serri, the Senior Vice President - Operations of Velocity Express, Inc., a wholly-owned subsidiary of the Company, owns 472 shares of Series F

Preferred. Sarah Kerrigan, the Vice President of Human Resources of Velocity Express, Inc., owns 454 shares of Series F Preferred. Drew Kronick, Senior Vice President - National Accounts and Logistics of Velocity Express, Inc., owns 18,181 shares of Series F Preferred.


           The Board of Directors unanimously recommends that you vote
                 FOR the Redemption and Approval Rights Proposal

                                   PROPOSAL 3
                        REDUCTION IN CONVERSION PRICE OF
                SERIES B, SERIES C, AND SERIES D PREFERRED STOCK

         The Board of Directors of the Company has unanimously approved a proposal to make technical amendments to the Company's Certificate of Incorporation to reflect conversion price reductions required by prior dilutive events for the Series B, Series C, and Series D Preferred (the "Technical Amendment Proposal"). The effect of these amendments would be to authorize the Certificate of Incorporation to be amended to reflect a reduction of the conversion price of the Series B Preferred to $6.2224 per share, a reduction of the conversion price of the Series C Preferred to $4.2645 per share, and a reduction of the conversion price of the Series D Preferred to $0.7912 per share. The Board of Directors has declared the Technical Amendment Proposal to be advisable and has recommended that the Proposal be presented to the stockholders of the Company for approval. If approved by the stockholders, the Technical Amendment Proposal will be effected by amendments to the Certificate of Incorporation reflected in the form of Amended and Restated Certficate of Incorporation attached to this Proxy Statement as Appendix A.

Background of Proposal

         On January 4, 2002, the Company changed its state of incorporation from Utah to Delaware. The reincorporation was accomplished by merging the Utah corporation with and into a Delaware corporation, with the Delaware corporation surviving (the "Merger"). As part of the Merger, shares of each series of preferred stock of the Utah corporation were converted into an equal number of shares of the equivalent series of preferred stock of the Delaware corporation. Under the terms of the Articles of Incorporation of the Utah corporation, the Series B, Series C, and Series D Preferred were entitled to reduction of their conversion prices in the event of certain dilutive transactions. Prior to the Merger the following transactions occurred which required such adjustments: (i) the issuance of the Series C Preferred and Series C warrants, the issuance of the Series D Preferred and Series D warrants and the issuance of Common Stock warrants to TenX Venture Partners, LLC, MCG Global, LLC and BLG, LLC required adjustments to the conversion price of the Series B Preferred; (ii) the issuance of the Series D Preferred and Series D warrants and the issuance of Common Stock warrants to TenX Venture Partners, LLC, MCG Global, LLC and BLG, LLC required adjustments to the conversion price of the Series C Preferred; and (iii) the issuance of Common Stock warrants to MCG Global, LLC and BLG, LLC required adjustments to the conversion price of the Series D Preferred.

         Adjustment of conversion prices as a result of dilutive events does not normally require an amendment to the Certificate of Incorporation. Such adjustments are self-implementing pursuant to the terms of the Certificate of Incorporation. However, because adjustments that had occurred prior to filing of the Delaware Certificate of Incorporation were not reflected therein, an amendment to the Delaware Certificate of Incorporation is required to correct the technical deficiency.

Effect of the Proposal

         Under the current Certificate of Incorporation, the conversion price of the Series B Preferred is stated to be $9.00 per share, the conversion price of the Series C Preferred is stated to be $6.00 per share, and the conversion price of the Series D Preferred is stated to be $0.80 per share.

         If the Technical Amendment Proposal is approved, an amendment to the Certificate of Incorporation will be authorized to reflect an adjustment in the conversion price of the Series B Preferred to $6.2224 per share, an adjustment in the conversion price of the Series C Preferred to $4.2645 per share, and an adjustment in the conversion price of the Series D Preferred to $0.7912 per share. If the Conversion Price Reduction Proposal (Proposal 4 below) is also approved, the actual conversion prices of the Series B and Series C Preferred set forth in the amended Certificate of Incorporation will be lower to take account of the further reduction required by that Proposal.

           The Board of Directors unanimously recommends that you vote
                      FOR the Technical Amendment Proposal.

                                   PROPOSAL 4
                        REDUCTION IN CONVERSION PRICE OF
                      SERIES B AND SERIES C PREFERRED STOCK

         On December 14, 2001 the Board of Directors of the Company approved a proposal to amend the Company's Certificate of Incorporation to reduce the conversion prices of the Series B Preferred and Series C Preferred to $1.3988 per share and to $1.3867 per share, respectively; provided that, for purposes of determining the voting rights of the Series B and Series C Preferred, the number of shares of Common Stock into which such preferred stock is convertible will not include any Common Stock issuable as a result of such reduction in conversion price (the "Conversion Price Reduction Proposal"). The Board of Directors has declared the Conversion Price Reduction Proposal to be advisable and has recommended that the Proposal be presented to the stockholders of the Company for approval. If approved by the stockholders, the Conversion Price Reduction Proposal will be effected by amendments to the Certificate of Incorporation reflected in the form of Amended and Restated Certficate of Incorporation attached to this Proxy Statement as Appendix A.

         Because the Conversion Price Reduction Proposal requires an amendment to the Certificate of Incorporation, stockholder approval of the Proposal is required. Stockholder approval of the Conversion Price Reduction Proposal is also required by the rules of The Nasdaq Stock Market because implementation of the proposal would result in the potential issuance of Common Stock equal to 20% or more of the outstanding Common Stock for a price less than book or market value.

Interest of Certain Persons in the Proposal

         The holders of Series B Preferred have an interest in the approval of the Conversion Price Reduction Proposal because the proposed reduction in the conversion price of the Series B Preferred would result in the issuance of an additional 14,000,000 shares of Common Stock upon conversion of each outstanding share of Series B Preferred. The holders of Series C Preferred have an interest in the approval of the Conversion Price Reduction Proposal because the proposed reduction in the conversion price of the Series C Preferred would result in the issuance of an additional 5,839,709 shares of Common Stock upon conversion of each outstanding share of Series C Preferred. Furthermore, upon the exercise of Series C warrants and subsequent conversion of those shares of Series C Preferred, the proposed reduction in the conversion price of the Series C Preferred would result in the issuance of an additional 2,410,293 shares of Common Stock. THLPV is the owner of all of the outstanding shares of Series B and Series C Preferred and warrants to purchase an additional 825,484 shares of Series C Preferred, resulting in THLPV's beneficial ownership of a total of 2,825,484 shares of Series C Preferred. James G. Brown, a director of the Company, is a founder and a managing director of TH Lee.Putnam Internet Partners, L.P. and TH Lee.Putnam Internet Parallel Partners, L.P. Douglas Hsieh, a director of the Company, is a vice president of THLPV.

         Pursuant to the anti-dilution provisions of the Series D and Series F Preferred, the reduction in the conversion prices of the Series B and Series C Preferred pursuant to the Conversion Price Reduction Proposal will also result in a reduction in the conversion prices of the Series D and Series F Preferred. Upon approval of the Conversion Price Reduction Proposal and the filing of an amendment to the Certificate of Incorporation with respect thereto, the conversion prices of the Series D and Series F Preferred will be reduced from $0.7912 per share and $0.55 per share to $0.6760 per share and $0.4699 per share, respectively. These conversion price reductions will result in each share of Series D Preferred being convertible into an additional 1.723 shares of Common Stock and each share of Series F Preferred being convertible into an additional 3.41 shares of Common Stock.

         Thus, holders of the Series D and Series F Preferred have an interest in the approval of the Conversion Price Reduction Proposal. THLPV is the owner of 1,017,538 shares of Series D Preferred and warrants to purchase an additional 216,533 shares of Series D Preferred, resulting in THLPV's beneficial ownership of 1,234,071 shares of Series D Preferred, or 58.4% of the total outstanding shares of Series D Preferred. James G. Brown, a director of the Company, is a founder and a managing director of TH Lee.Putnam Internet Partners, L.P. and TH Lee.Putnam Internet Parallel Partners, L.P. Douglas Hsieh, a director of the Company, is a vice president of THLPV. As discussed below, THLPV has agreed that shares of Series D Preferred owned by it will not benefit from anti-dilution adjustments that otherwise might take place as a result of approval of the Conversion Price Reduction Proposal. Vincent Wasik, the Chairman of the Company's Board of Directors, is the beneficial owner of 68,181 shares of Series F Preferred, or 6.4% of the total outstanding shares of Series F Preferred. Alex Paluch, a director of the Company, directly owns 6,817 shares of Series F Preferred. Mr. Paluch is a Managing General Partner of East River Ventures II, L.P., which owns 118,181 shares of Series F Preferred, and the Managing Member of ERV Partners, LLC, which owns 2,727 shares of Series F Preferred, resulting in Mr. Paluch's beneficial ownership of 127,725 shares of Series F Preferred, or 11.9% of the total outstanding shares of Series F Preferred. Jeffry Parrell, the Chief Executive Officer and a director of the Company, owns 2,272 shares of Series F Preferred. Mark Ties, the Chief Financial Officer and Treasurer of the

Company, owns 2,000 shares of Series F Preferred. Wesley C. Fredenburg, the General Counsel and Secretary of the Company, owns 1,272 shares of Series F Preferred. D. Brad Frederiksen, the Chief Information Officer of the Company, owns 909 shares of Series F Preferred. Victor Serri, the Senior Vice President - Operations of Velocity Express, Inc., a wholly-owned subsidiary of the Company, owns 472 shares of Series F Preferred. Sarah Kerrigan, the Vice President of Human Resources of Velocity Express, Inc., owns 454 shares of Series F Preferred. Drew Kronick, the Senior Vice President-National Accounts and Logistics of Velocity Express, Inc., owns 18,181 shares of Series F Preferred.

Background of Proposal

         Prior to September 2001, the Company's revolving credit facility (the "Revolving Credit Facility") with GE Capital Corporation ("GE Capital") was supported by a $4.1 million letter of credit issued by Comerica Bank-Texas ("Comerica") and guarantees of the Company's obligations with respect to such letters of credit issued by THLPV in an aggregate amount of $4.1 million. Because THLPV's guarantee was not expected to be in place for more than a short period of time, THLPV received no compensation for such guarantee. The events of September 11, 2001 had a significant negative impact on the Company's revenue and cash receipts, and thus its ability to meet the EBITDA covenants in the Revolving Credit Facility. As a result, in September 2001, the Company received a request from GE Capital to provide additional collateral support under the Revolving Credit Facility. In September and October 2001, the Company conducted negotiations with a variety of financial sources in an attempt to obtain the requested collateral support. When the negotiations proved unsuccessful, the Company approached THLPV, who agreed in October 2001 to increase the aggregate amount of its guarantee to Comerica to $7.1 million and to provide such guarantee on a long-term basis.

         In order to compensate THLPV for providing the necessary collateral support, the Company agreed, subject to Board of Directors and stockholder approval, to reduce the conversion prices of the Series B and Series C Preferred to $1.3988 and $1.3867, respectively; provided that, for purposes of determining the voting rights of the Series B and Series C Preferred, the number of shares of Common Stock into which such preferred stock is convertible will not include any Common Stock issuable as a result of such reduction in conversion price. THLPV also agreed to waive any anti-dilution rights to which it would otherwise be entitled upon the reduction of the conversion prices of the Series B and Series C Preferred.

         The Board of Directors met on December 14, 2001, to consider the proposed reduction in the conversion prices of the Series B and C Preferred. Among other things, the Board considered (i) the fact that THLPV agreed to provide the necessary collateral support at a time when there were no other viable alternatives, (ii) that the failure to obtain the necessary collateral support would have limited the Company's liquidity; and (iii) that the proposed reduction in the conversion prices of the Series B and C Preferred would result in potential issuance of an additional 22,250,000 shares of Common Stock. The Board also considered the fact that, although the Series B Preferred, Series C Preferred and Series C Preferred issuable upon exercise of all outstanding Series C Preferred warrants would be convertible into an additional 22,250,000 shares of Common Stock upon approval of the Conversion Price Reduction Proposal, the voting rights of the Series B and Series C Preferred would not be increased. After discussion, the Board approved the proposed reduction in the conversion prices of the Series B and C Preferred, with the disinterested directors voting in favor and the interested directors abstaining.

         Following such Board approval, management again reviewed the anti-dilution provisions contained in the Certificate of Incorporation for purposes of calculating the impact of the proposed reduction in the conversion prices of the Series B and Series C Preferred on the conversion prices of the Series D and F Preferred. Because the mechanism for calculating the change in the conversion price for the Series D and F Preferred was not clear from the language of the Certificate of Incorporation and because of the interests of certain Board members in the matter, as described above, on January 15, 2002, the Board established an Independent Committee, consisting of William Cohen and Jack Kemp, to determine the appropriate methodology that should be used to adjust the conversion prices of the Series D and Series F Preferred as a result of the reduction in the conversion prices of the Series B and Series C Preferred. On January 18, 2001, the Independent Committee met to consider the matter. Among other things, the Independent Committee considered (i) the background of the transaction, including the reasons for the reduction of the conversion prices for the Series B and Series C Preferred; (ii) the relevant language of the Certificate of Incorporation; (iii) management's recommendation as to the proper interpretation of the relevant language; (iv) the interests of the various Board members and management in the outcome of the matter; (v) the impact of the choice of methodology on the conversion prices of the Series D and F Preferred; and (vi) the economic reality of the entire transaction. After discussion, the Independent Committee elected to adjourn the meeting to consider the matter further. The Independent Committee reconvened on January 24, 2002. After discussion, the Independent Committee concluded, on the basis of all the various factors considered that the conversion prices of the Series D and Series F Preferred should be reduced by $0.1152 per share and $0.0801 per share, respectively, pursuant to the anti-dilution provisions of the Certificate of Incorporation as a result of the agreed upon reduction in the conversion prices of the Series B and C Preferred.

Effect of the Proposal

         The conversion prices of the Series B and C Preferred set forth in the Certificate of Incorporation are $9.00 per share and $6.00 per share, respectively. After giving effect to adjustments attributable to certain prior dilutive events described in Proposal 3 above, the conversion price of the Series B Preferred is $6.2224 share and the conversion price of the Series C Preferred is $ 4.2645 per share.

         If the Conversion Price Reduction Proposal is approved, the Certificate of Incorporation will be amended such that the conversion price of the Series B Preferred will be $1.3988 per share and the conversion price of the Series C Preferred will be $1.3867 per share. The Amended and Restated Certificate of Incorporation will further provide that the additional shares of Common Stock issuable upon conversion as a result of such reduction in conversion price will not be considered for purposes of determining the voting rights of the Series B and Series C Preferred. If the Series B and Series C Preferred are converted, however, all Common Stock issued upon conversion will be entitled to one vote per share.

     As of January 21, 2002 the Series B Preferred, Series C Preferred and Series C Preferred issuable upon exercise of all outstanding Series C Preferred warrants were convertible into an aggregate of 8,035,071 shares of Common Stock. Upon approval of the Conversion Price Reduction Proposal and the filing of an amendment to the Certificate of Incorporation with respect thereto, the Series B Preferred, Series C Preferred and Series C Preferred issuable upon exercise of Series C Preferred warrants will be convertible into an aggregate of 30,285,073 shares of Common Stock.

     As described above, the reduction of the conversion prices of the Series B and Series C Preferred pursuant to the Conversion Price Reduction Proposal will result in a reduction of the conversion prices of the Series D and Series F Preferred to $0.6760 per share and $0.4699 per share, respectively. As a result, each share of Series D Preferred would be convertible into an additional 1.723 shares of Common Stock and each share of Series F Preferred would be convertible into an additional 3.41 shares of Common Stock. As of January 21, 2002, the Series D Preferred was convertible into an aggregate of 19,159,483 shares of Common Stock and the Series F Preferred was convertible into an aggregate of 21,455,040 shares of Common Stock. Upon approval of the Conversion Price Reduction Proposal and the filing of an amendment to the Certificate of Incorporation with respect thereto, the Series D Preferred will be convertible into an additional 1,511,733 shares of Common Stock (after giving effect to the waiver of anti-dilution rights by THLPV described below) and the Series F Preferred will be convertible into an additional 3,657,265 shares of Common Stock.

     In connection with the negotiations over the Conversion Price Reduction Proposal, THLPV agreed that the shares of Series B, Series C and Series D Preferred and Common Stock warrants owned by it would not benefit from anti-dilution adjustments that might otherwise take place as a result of the reduction of the conversion prices of the Series B and Series C Preferred. Accordingly, the amendment to the Certificate of Incorporation approved pursuant to the Conversion Price Reduction Proposal provides that there would be no anti-dilution adjustments to the Series B or Series C Preferred, all of which are owned by THLPV, or to Series D Preferred owned by THLPV, as a result of the transaction.

     The reduction in the conversion prices of the Series B and Series C Preferred pursuant to the Conversion Price Reduction Proposal will also result in anti-dilution adjustments to the Common Stock warrants held by Bayview Capital Partners, LP, such that the warrants would be convertible into an additional 481,823 shares of Common Stock. The Company is currently in discussions with Bayview concerning the preemptive rights provisions of such warrants, the outcome of which could affect the number of shares of Common Stock into which such warrants are convertible.

           The Board of Directors unanimously recommends that you vote
                  FOR the Conversion Price Reduction Proposal.

                               SECURITY OWNERSHIP

     As of December 28, 2001, the Company had issued and outstanding 17,271,399 shares of Common Stock, 2,806,797 shares of Series B Preferred, 2,000,000 shares of Series C Preferred, 1,894,873 shares of Series D Preferred and 1,072,752 shares of Series F Preferred. The following tables contain certain information known to the Company regarding beneficial ownership of its outstanding voting securities as of December 28, 2001 by (i) each person known by the Company to be the beneficial owner of five percent or more of the applicable class of outstanding securities, (ii) each director of the Company, (iii) each named executive officer (as defined in Item 402(a)(3) of Regulation S-K) currently employed by the Company and (iv) all directors and executive officers of the Company as a group. As of December 28, 2001, each share of Series B Preferred was convertible into approximately 1.446 shares of Common Stock, each share of Series C Preferred was convertible into approximately 1.407 shares of Common Stock, each share of Series D Preferred was convertible into approximately
10.111 of Common Stock and each share of Series F Preferred was convertible into 20 shares of Common Stock.

     Unless otherwise noted below, each person identified below has sole voting and investment power with respect to the shares listed opposite such person's name. Unless otherwise noted below, the address of each person identified below is c/o Velocity Express Corporation, Four Paramount Plaza, 7803 Glenroy Road, Suite 200, Bloomington, Minnesota 55439. Beneficial ownership is determined in accordance with the rules of the SEC and includes the class of capital stock identified on each table and securities convertible into or exercisable for the class of capital stock identified on each table owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of December 28, 2001.

                                  Common Stock

                                                        Amount and Nature of     Percent of
             Name and Address of Beneficial Owner       Beneficial Ownership     Class (1)
             ------------------------------------       --------------------     ---------
James G. Brown (2) ..................................        20,168,013            53.9 %
     200 Madison Avenue, Suite 2225
     New York, New York  10016
Douglas Hsieh(3) ....................................        20,168,013            53.9 %
     200 Madison Avenue, Suite 2225
     New York, New York  10016
THLPV(4)(5) .........................................        20,153,013            53.8 %
     200 Madison Avenue, Suite 2225
     New York, New York  10016
Richard Neslund(6) ..................................         6,193,897            28.7 %
     18210 Wayzata Boulevard
     Wayzata, MN  55391
Neuberger Berman, LLC(7) ............................         4,639,827            21.2 %
     666 Fifth Avenue, 34/th/ Floor

    New York, NY  10103
HomePoint Corporation(5)(8) ..........................................  3,790,758      18.0%
     c/o TenX Venture Partners, LLC
     One First Avenue, Suite 100
     Conshohocken, PA 19428
RS Investment Management, Inc.(9) ....................................  3,415,806      17.3%
     388 Market Street
     San Francisco, CA 94111
Alex Paluch(10) ......................................................  2,774,030      13.8%
East River Ventures II, LP(11) .......................................  2,566,745      12.9%
     645 Madison Avenue, Suite 2200
     New York, NY 10022
Vincent A. Wasik(12) .................................................  2,480,807      12.6%
Peter W. Kooman(13) ..................................................  2,190,437      11.3%
Bayview Capital Partners LP(14) ......................................  2,145,572      11.0%
     641 East Lake Street, Suite 230
     Wayzata, MN 55391
TenX Venture Partners, LLC(5)(15) ....................................  1,872,705       9.8%
     One First Avenue, Suite 100
     Conshohocken, PA 19428
Robert F. McCullough(16) .............................................  1,428,130       7.7%
     455 Belvedere
     Belvedere, CA 94920
MCG Global, LLC(17) ..................................................  1,000,000       5.5%
     One Morningside Drive N., Suite 200
     Westport, CT 06880
Brahman Management, L.L.C. (18) ......................................    871,074       5.0%
     277 Park Avenue, 26th Floor
     New York, NY  10172
Timothy G. Becker(19) ................................................    706,668       3.9%
William S. Cohen(20) .................................................    375,000       2.1%
Jack Kemp(20) ........................................................    375,000       2.1%
Jeffry J. Parell(21) .................................................    184,846       1.1%
Mark E. Ties(22) .....................................................     69,086         *
Wesley C. Fredenburg(23) .............................................     61,027         *
All directors and executive officers as a group (17
persons)(24) ......................................................... 29,970,887      63.5%

------------

*        Represents less than 1%.

(1) Percentage of beneficial ownership is based on 17,271,399 shares of Common Stock outstanding as of December 28, 2001. Beneficial ownership based upon ownership of Outstanding Preferred reflects the number of shares of Common Stock into which such Outstanding Preferred is convertible. Common Stock issuable pursuant to outstanding warrants, stock options and Outstanding Preferred are deemed outstanding for computing the percentage of the holder thereof, but not for computing the percentage of any other person. The same shares may be beneficially owned by more than one person.

(2) Includes 15,000 shares issuable pursuant to options and 20,153,013 shares beneficially owned by THLPV, with respect to which Mr. Brown disclaims beneficial ownership.

(3) Consists of 15,000 shares issuable pursuant to options and 20,153,013 shares beneficially owned by THLPV, with respect to which Mr. Hsieh disclaims beneficial ownership.

(4) Includes: (i) 2,182,397 shares issuable upon conversion of Series B Preferred owned by TH Lee.Putnam Internet Partners, L.P. and 1,877,318 shares issuable upon conversion of Series B Preferred owned by TH Lee.Putnam Internet Parallel Partners, L.P.; (ii) 1,532,245 shares issuable upon conversion of Series C Preferred owned by TH Lee.Putnam Internet Partners, L.P., 1,162,057 shares issuable upon conversion of Series C owned by TH Lee.Putnam Internet Parallel Partners, L.P., 86,388 shares issuable upon conversion of Series C Preferred owned by THLi Coinvestment Partners LLC, and 33,240 shares issuable upon conversion of Series C Preferred owned by Blue Star I, LLC; (iii) 449,494 shares issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by TH Lee.Putnam Internet Partners, L.P., 340,897 shares issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by TH Lee.Putnam Internet Parallel Partners, L.P., 25,435 shares issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by THLi Coinvestment Partners LLC, and 9,658 shares issuable upon the exercise and conversion of warrants to purchase Series C owned by Blue Star I, LLC; (iv) 5,602,113 shares issuable upon conversion of Series D Preferred owned by TH Lee.Putnam Internet Partners, L.P., 4,249,171 shares issuable upon conversion of Series D Preferred owned by TH Lee.Putnam Internet Parallel Partners, L.P., 314,833 shares issuable upon conversion of Series D Preferred owned by THLi Coinvestment Partners LLC, and 122,437 shares issuable upon conversion of Series D Preferred owned by Blue Star I, LLC and; (v) 1,179,070 shares issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by TH Lee.Putnam Internet Partners, L.P., 894,210 shares issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by TH Lee.Putnam Internet Parallel Partners, L.P., 66,280 shares issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by THLi Coinvestment Partners LLC, and 25,770 shares issuable upon the exercise of warrants to purchase Series D Preferred owned by Blue Star I, LLC. Does not include 228,469 shares issuable upon exercise of warrants to purchase Common Stock owned by TH Lee.Putnam Internet Partners, L.P. and 196,531 shares issuable upon exercise of warrants to purchase Common Stock owned by TH Lee.Putnam Internet Parallel Partners, L.P. These warrants become exercisable only in the event and to the extent that 3,000,000 options granted under the Company's 2000 Stock Option Plan are exercised, on a pro rata basis.

(5) THLPV is the largest shareholder of HomePoint Corporation. TenX Venture Partners, LLC has an agreement to provide management services to HomePoint Corporation. Mr. Brown is a member of HomePoint Corporation's board of directors.

(6) Consists of 1,885,567 shares owned directly, 399,270 shares issuable pursuant to the exercise of warrants and 3,909,060 shares issuable upon conversion of Series F Preferred.

(7) Consists of 195,312 shares issuable upon exercise of warrants and 2,272,700 shares issuable upon conversion of Series F Preferred owned by Oscar Private Equity Investments, LP, 31,250 shares issuable upon exercise of warrants and 363,620 shares issuable upon conversion of Series F Preferred owned by Oscar Opportunistic Fund, LLC, 15,625 shares issuable upon exercise of warrants and 181,800 shares issuable upon conversion of Series F Preferred owned by Oscar Opportunistic Offshore Fund Limited, 93,750 shares issuable upon exercise of warrants and 1,090,900 shares issuable upon conversion of Series F Preferred owned by Oscar Investment Fund, LP and 31,250 shares issuable upon exercise of warrants and 363,620 shares issuable upon conversion of Series F Preferred owned by Oscar Fund (Cayman) Limited. Oscar Private Equity Investment, LP, Oscar Investment Fund, LP, Oscar Opportunistic Fund, LLC, Oscar Opportunistic Offshore Fund Limited and Oscar Fund (Cayman) Limited are affiliates of Neuberger Berman, LLC.

(8)       Consists of shares issuable upon conversion of Series D Preferred.

(9) Consists of 888,000 shares owned directly and 2,527,806 shares issuable upon conversion of Series D Preferred.

(10) Consists of 11,718 shares issuable upon exercise of warrants, 136,340 shares issuable upon conversion of Series F Preferred, 2,566,745 shares beneficially owned by East River Ventures II, LP with respect to which Mr. Paluch disclaims beneficial ownership, and 59,227 shares beneficially owned by ERV Partners, LLC with respect to which Mr. Paluch disclaims beneficial ownership.

(11) Consists of 203,125 shares issuable upon exercise of a warrant and 2,363,620 shares issuable upon conversion of Series F Preferred.

(12) Consists of 117,187 shares issuable upon exercise of warrants, 1,363,620 shares issuable upon conversion of Series F Preferred and 1,000,000 shares beneficially owned by MCG Global, LLC with respect to which Mr. Wasik disclaims beneficial ownership.

(13) Consists of 13,514 shares owned directly, 1,351 shares issuable upon exercise of warrants, 30,000 shares issuable upon exercise of options and 2,145,572 shares beneficially owned by Bayview Capital Partners LP.

(14) Consists of shares issuable upon exercise of warrants. The Company is currently in discussions with Bayview concerning the preemptive rights provisions of such warrants, the outcome of which could affect the number of shares beneficially owned by Bayview.

(15) Consists of 608,802 shares issuable upon exercise of a warrant and 1,263,903 shares issuable upon conversion of Series D Preferred.

(16) Consists of 16,000 shares owned directly, 72,812 shares issuable upon exercise of warrants, and 818,160 shares issuable upon conversion of Series F Preferred owned by Mr. McCullough, 11,719 shares issuable upon exercise of warrants and 136,360 shares issuable upon conversion of Series F Preferred owned by the McCullough family, 11,719 shares issuable upon exercise of warrants and 136,360 shares issuable upon conversion of Series F Preferred owned by the McCullough IRA and 225,000 shares owned directly by Robert F. McCullough and Barbara C. McCullough as trustees of the McCullough Living Trust.

(17)      Consists of shares issuable upon exercise of warrants.

(18) Consists of 50,660 shares issuable upon exercise of warrants and 469,800 shares owned by BY Partners LP, 6,180 shares issuable upon exercise of warrants and 122,900 shares owned by Brahman CFP Partners, 23,840 shares issuable upon exercise of warrants and 106,900 shares owned by Brahman Institutional Partners, LP, 7,940 shares issuable upon exercise of warrants and 73,500 shares owned by Brahman Partners II LP, and 932 shares issuable upon exercise of warrants and 8,422 shares owned by Brahman Partners II Offshore Ltd.

(19) Consists of 41,668 shares owned directly and 665,000 shares issuable upon exercise of options.

(20)      Consists of shares issuable upon exercise of options.

(21) Consists of 2,000 shares owned directly, 133,500 shares issuable upon exercise of options, 3,906 shares issuable upon exercise of warrants and 45,440 shares issuable upon conversion of Series F Preferred.

(22) Consists of 649 shares owned directly, 3,437 shares issuable upon exercise of warrants, 40,000 shares issuable upon conversion of Series F Preferred, and 25,000 shares issuable upon exercise of options.

(23) Consists of 33,400 shares issuable upon exercise of options, 2,187 shares issuable upon exercise of warrants and 25,440 shares issuable upon conversion of Series F Preferred.

(24) Consists of an aggregate of 57,831 shares of Common Stock owned directly, 1,951,899 shares issuable pursuant to the exercise of options and warrants and 2,036,600 shares issuable upon conversion of Series F Preferred directly owned by directors and officers, 2,145,572 shares beneficially owned by Bayview Capital Partners LP (with respect to which Mr. Kooman disclaims beneficial ownership), 20,153,013 shares beneficially owned by THLPV (with respect to which Messrs. Brown and Hsieh disclaim beneficial ownership), 1,000,000 shares beneficially owned by MCG Global, LLC (with respect to which Mr. Wasik disclaims beneficial ownership) 2,566,745 shares beneficially owned by East River Ventures II, LP (with respect to which Mr. Paluch disclaims beneficial ownership) and 59,227 shares beneficially owned by ERV Partners, LLC (with respect to which Mr. Paluch disclaims beneficial ownership).

                                  Series B Preferred Stock

                                                           Amount and Nature of        Percent of
             Name and Address of Beneficial Owner          Beneficial Ownership         Class(1)
             ------------------------------------          --------------------         --------
THLPV(2) ..............................................         2,806,797                 100%
     200 Madison Avenue, Suite 2225
     New York, New York  10016
James G. Brown (2) ....................................         2,806,797                 100%
     200 Madison Avenue, Suite 2225
     New York, New York  10016
Douglas Hsieh(2) ......................................         2,806,797                 100%
     200 Madison Avenue, Suite 2225
     New York, New York  10016
Peter W. Kooman .......................................                 0                   0%
Vincent A. Wasik ......................................                 0                   0%
Alex Paluch ...........................................                 0                   0%
Timothy G. Becker .....................................                 0                   0%
Mark E. Ties ..........................................                 0                   0%
Jeffry J. Parell ......................................                 0                   0%
Wesley C. Fredenburg ..................................                 0                   0%
William S. Cohen ......................................                 0                   0%
Jack Kemp .............................................                 0                   0%
All directors and executive officers as a group (17
persons)(3) ...........................................         2,806,797                 100%

______________
(1) Percentage of beneficial ownership is based on 2,806,797 shares of Series B Preferred outstanding as of December 28, 2001, which were convertible into an aggregate of 4,059,715 shares of Common Stock. See Common Stock Security Ownership table. The same shares may be beneficially owned by more than one person.

(2) Includes 1,508,861 shares of Series B Preferred owned by TH Lee.Putnam Internet Partners, L.P. and 1,297,936 shares of Series B Preferred owned by TH Lee.Putnam Internet Parallel Partners, L.P. TH Lee.Putnam Internet Partners and TH Lee.Putnam Internet Parallel Partners, L.P. are affiliates. Messrs. Brown and Hsieh disclaim beneficial ownership of shares beneficially owned by THLPV.

(3) Consists of shares beneficially owned by THLPV, for which Messrs. Brown and Hsieh disclaim beneficial ownership.

                            Series C Preferred Stock

                                                                      Amount and Nature of        Percent of
             Name and Address of Beneficial Owner                     Beneficial Ownership         Class(1)
             ------------------------------------                     --------------------         --------
THLPV(2) ..........................................................        2,825,484                 100%
     200 Madison Avenue, Suite 2225
     New York, New York  10016
James G. Brown (3) ................................................        2,825,484                 100%
     200 Madison Avenue, Suite 2225
     New York, New York  10016
Douglas Hsieh(3) ..................................................        2,825,484                 100%
     200 Madison Avenue, Suite 2225
     New York, New York  10016
Peter W. Kooman ...................................................                0                   0%
Vincent A. Wasik ..................................................                0                   0%
Alex Paluch .......................................................                0                   0%
Timothy G. Becker .................................................                0                   0%
Mark E. Ties ......................................................                0                   0%
Jeffry J. Parell ..................................................                0                   0%
Wesley C. Fredenburg ..............................................                0                   0%
William S. Cohen ..................................................                0                   0%
Jack Kemp .........................................................                0                   0%
All directors and executive officers as a group (17
persons)(3) .......................................................        2,825,484                 100%

--------------

(1) Percentage of beneficial ownership is based on 2,000,000 shares of Series C Preferred outstanding as of December 28, 2001, which were convertible into an aggregate of 2,813,930 shares of Common Stock. See Common Stock Security Ownership table. The same shares may be beneficially owned by more than one person.

(2) Includes, 1,089,043 shares owned directly by TH Lee.Putnam Internet Partners, L.P., 825,932 shares owned directly by TH Lee.Putnam Internet Parallel Partners, L.P., 61,400 shares owned directly by THLi Coinvestment Partners LLC, and 23,625 shares owned directly by Blue Star I, LLC, 449,494 shares issuable upon the exercise of warrants owned by TH Lee.Putnam Internet Partners, L.P., 340,897 shares issuable upon the exercise of warrants owned by TH Lee.Putnam Internet Parallel Partners, L.P., 25,435 shares issuable upon the exercise of warrants owned by THLi Coinvestment Partners LLC, and 9,658 shares issuable upon the exercise of warrants owned by Blue Star I, LLC. Messrs. Brown and Hsieh disclaim beneficial ownership of shares beneficially owned by THLPV.

(3) Consists of shares beneficially owned by THLPV, for which Messrs. Brown and Hsieh disclaim beneficial ownership.

                            Series D Preferred Stock

                                                                      Amount and Nature of        Percent of
             Name and Address of Beneficial Owner                     Beneficial Ownership         Class(1)
             ------------------------------------                     --------------------         --------
THLPV(2) ..........................................................        1,234,071                 58.4%
     200 Madison Avenue, Suite 2225
     New York, New York  10016
James G. Brown (3) ................................................        1,234,071                 58.4%
     200 Madison Avenue, Suite 2225
     New York, New York  10016
Douglas Hsieh(3) ..................................................        1,234,071                 58.4%
     200 Madison Avenue, Suite 2225
     New York, New York  10016
HomePoint Corporation(4) ..........................................          374,906                 19.8%
     c/o TenX Venture Partners, LLC
     One First Avenue, Suite 100
     Conshohocken, PA  19428
RS Investment Management, Inc .....................................          250,000                 13.2%
     388 Market Street
     San Francisco, CA  94111
TenX Venture Partners, LLC(4) .....................................          125,000                  6.6%
     One First Avenue, Suite 100
     Conshohocken, PA  19428
Peter W. Kooman ...................................................                0                    0%
Vincent A. Wasik ..................................................                0                    0%
Alex Paluch .......................................................                0                    0%
Timothy G. Becker .................................................                0                    0%
Mark E. Ties ......................................................                0                    0%
Jeffry J. Parell ..................................................                0                    0%
Wesley C. Fredenburg ..............................................                0                    0%
William S. Cohen ..................................................                0                    0%
Jack Kemp .........................................................                0                    0%
All directors and executive officers as a group (17
persons)(3) .......................................................        1,234,071                 58.4%

--------------

(1) Percentage of beneficial ownership is based on 1,894,873 shares of Series D Preferred outstanding as of December 28, 2001, which were convertible into an aggregate of 19,159,483 shares of Common Stock. See Common Stock Security Ownership table. The same shares may be beneficially owned by more than one person.

(2) Includes 554,049 shares owned directly and 117,907 shares issuable upon exercise of warrants owned by TH Lee.Putnam Internet Partners, L.P., 420,243 shares owned directly and 89,421 shares issuable upon exercise of warrants owned by TH Lee.Putnam

     Internet Parallel Partners, L.P., 31,137 shares owned directly and 6,628 shares issuable upon exercise of warrants owned by THLi Coinvestment Partners LLC and 12,109 shares owned directly and 2,577 shares issuable upon exercise of warrants owned by Blue Star I, LLC. Messrs. Brown and Hsieh disclaim beneficial ownership of shares held by THLPV.

(3) Consists of shares beneficially owned by THLPV, for which Messrs. Brown and Hsieh disclaim beneficial ownership.

(4) THLPV is the largest shareholder of HomePoint Corporation. TenX Venture Partners, LLC has an agreement to provide management services to HomePoint Corporation. Mr. Brown is a member of HomePoint Corporation's board of directors.

                            Series F Preferred Stock

                                                                    Amount and Nature of        Percent of
  Name and Address of Beneficial Owner                              Beneficial Ownership         Class(1)
  ------------------------------------                              --------------------         --------
Neuberger Berman, LLC (2) .....................................             213,632                19.9%
     666 Fifth Avenue, 34/th/ Floor
     New York, NY  10103
Richard Neslund ...............................................             195,453                18.2%
     15210 Wayzata Boulevard
     Wayzata, MN  55391
Alex Paluch(3) ................................................             127,725                11.9%
East River Ventures II, LP(4) .................................             118,181                11.0%
     645 Madison Avenue, Suite 2200
     New York, NY 10022
Vincent A. Wasik ..............................................              68,181                 6.4%
Robert F. McCullough(5) .......................................              54,544                 5.1%
     455 Belvedere
     Belvedere, CA  94920
Jeffry J. Parell ..............................................               2,272                   *
Mark E. Ties ..................................................               2,000                   *
Wesley C. Fredenburg ..........................................               1,272                   *
James G. Brown ................................................                   0                   0%
     200 Madison Avenue, Suite 2225
     New York, New York  10016
Douglas Hsieh .................................................                   0                   0%
     200 Madison Avenue, Suite 2225
     New York, New York  10016
Peter W. Kooman ...............................................                   0                   0%
Timothy G. Becker .............................................                   0                   0%
William S. Cohen ..............................................                   0                   0%
Jack Kemp .....................................................                   0                   0%
All directors and executive officers as a
group (17 persons)(6) .........................................             222,738                18.7%

------------

*        Represents less than 1%.

(1) Percentage of beneficial ownership is based on 1,072,752 shares of Series F Preferred outstanding as of December 28, 2001, which were convertible into an aggregate of 21,455,040 shares of Common Stock. See Common Stock Security Ownership table. The same shares may be beneficially owned by more than one person.

(2) Consists of 113,635 shares owned by Oscar Private Equity Investments, LP, 54,545 shares owed by Oscar Investment Fund, LP, 18,181 shares owned by Oscar Fund (Cayman) Limited, 18,181 shares owned by Oscar Opportunistic Fund, LLC and 9,090 shares owned by Oscar Opportunistic Offshore Fund Limited. Oscar Private Equity Investments, LP, Oscar Investment Fund, LP, Oscar Opportunistic Fund, LLC, Oscar Opportunistic Offshore Fund Limited. and Oscar Fund (Cayman) Limited are affiliates of Neuberger Berman, LLC.

(3) Consists 6,817 shares owned directly,118,181 shares owned by East River Ventures II, LP and 2,727 shares owned by ERV Partners, LLC.

(4)  Consists of 118,181 shares owned by East River Ventures II, LP.

(5) Consists of 40,908 shares owned by Robert F. McCullough, 6,818 shares owned by the McCullough Family and 6,818 shares owned by the McCullough IRA.

(6) Includes 118,181 shares owned by East River Ventures II, LP (with respect to which Mr. Paluch disclaims beneficial ownership) and 2,727 shares owned by ERV Partners, LLC (with respect to which Mr. Paluch disclaims beneficial ownership).

                              STOCKHOLDER PROPOSALS

     If a stockholder of the Company wishes to present a proposal for consideration for inclusion in the proxy materials for the 2002 Annual Meeting of Stockholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Velocity Express Corporation, at Four Paramount Plaza, 7803 Glenroy Road, Suite 200, Bloomington, Minnesota 55439, Attention: Wesley C. Fredenburg, no later than August 25, 2002. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies the Company of his or her intent to present a proposal for consideration at the 2002 Annual Meeting of Shareholders after November 8, 2002, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in its proxy materials.


                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Jeffry J. Parell
                                    Jeffry J. Parell
                                    Chief Executive Officer

Minneapolis, Minnesota
________ __, 2002

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          VELOCITY EXPRESS CORPORATION

         Velocity Express Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 5, 2001 under the name Velocity Express Corporation.

                  SECOND: Pursuant to Section 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the original Certificate of Incorporation of the Corporation.

                  THIRD: The terms and provisions of this Amended and Restated Certificate of Incorporation have been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.

                  FOURTH: The text of the original Certificate of Incorporation of the Corporation is hereby restated and further amended to read in its entirety as follows:


                                    ARTICLE I

         The name of this corporation is Velocity Express Corporation.

                                   ARTICLE II

         The address of the registered office of this Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("GCL").

                                   ARTICLE IV

A. Authorized Capital Stock.

         This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this Corporation is authorized to issue is Two Hundred Million (200,000,000) shares. Of such shares, One Hundred Fifty Million (150,000,000) shall be Common Stock, par value $.004 per share and Fifty Million (50,000,000) shall be Preferred Stock, par value $.004 per share. The voting powers, designations, preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the Common Stock and the Preferred Stock are as set forth in this Article IV.

         Effective at 11:59 p.m. on _________, 2002 (the "Effective Date"), all issued and outstanding shares of Common Stock ("Existing Common Stock") shall be and hereby are automatically combined and reclassified as follows: each ___ shares of Existing Common Stock shall be combined and reclassified (the "Reverse Stock Split") as one share of issued and outstanding Common Stock ("New Common Stock"), provided that there shall be no fractional shares of New Common Stock. In the case of any holder on the Effective Date of fewer than ___ shares of Existing Common Stock or any number of shares of Existing Common Stock which, when divided by __, does not result in a whole number (a "Fractional Share Holder"), the fractional share interest in New Common Stock held by such Fractional Share Holder as a result of the Reverse Split shall be rounded up to one share, and such Fractional Share Holder shall own a whole number of shares of New Common Stock equal to the number of its shares of Existing Stock divided by _____, rounded up to the next highest whole number of shares.

         The Corporation shall, through its transfer agent, provide certificates representing the New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Time, certificates representing shares of Existing Common Stock are hereby cancelled and shall represent only the right of the holders thereof to receive New Common Stock.

         From and after the Effective Time, the term "New Common Stock" as used in this Article IV.A shall mean Common Stock.

B. Common Stock.

         Section 1. The Common Stock shall be subject to the express terms of any series of Preferred Stock set forth herein or as set forth in the Preferred Stock Designation (as defined below in Section 4.5 of this Article 4) relating thereto. Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all other matters on which stockholders of the Corporation are generally entitled to vote. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise.

         Section 2. No holder of shares of capital stock of the Corporation shall have any cumulative voting rights.

         Section 3. No holder of shares of any class of capital stock of the Corporation shall be entitled as such, as a matter of right hereunder, to subscribe for, purchase or receive any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into or exchangeable for any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

C. Preferred Stock.

         Section 1. The Board of Directors of the Corporation is hereby expressly authorized to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the GCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

         (A) the designation of and the number of shares constituting such series, which number the Board of Directors may thereafter (except as otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding or reserved for issuance);

         (B) the dividend rate for the payment of dividends on such series, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of or any other series of capital stock, the conditions and dates upon which such dividends, if any, shall be payable, and whether such dividends, if any, shall be cumulative or non-cumulative;

         (C) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

         (D) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

         (E) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of the such conversion or exchange;

         (F) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

         (G) the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

         (H) the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

         (I) any other relative rights, preferences and limitations of that series.

         Section 2. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, powers, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with or senior to any of those of any present or future class or series of Preferred Stock or Common Stock.

         Section 3. Subject to compliance with applicable protective provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series F Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

D. Convertible Preferred Stock Designations.

         Section 1. Designation and Amount. The number of authorized shares of Preferred Stock of the following series shall be:

         (i) 10,000,000 shares of Series B Preferred Stock, par value $.004 per share (the "Series B Preferred Stock");

         (ii) 5,000,000 shares of Series C Preferred Stock, par value $.004 per share (the "Series C Preferred Stock");

         (iii) 3,000,000 shares of Series D Preferred Stock, par value $.004 per share (the "Series D Preferred Stock"); and

         (iv) 1,200,000 shares of Series F Preferred Stock, par value $.004 per share (the "Series F Preferred Stock").

         Together, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series F Preferred Stock shall constitute the "Initially Designated Preferred Stock".

         The Initially Designated Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank senior to the Common Stock and to each other series or class of capital stock of the Corporation now, or hereafter established, which is not, by its terms, senior or pari passu to the Initially Designated Preferred Stock (collectively, the "Junior Securities"). The definition of Junior Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities. Each series of the Initially Designated Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution, and winding up (except for those liquidation preferences set forth in Section 3), rank pari passu with each other series of the Initially Designated Preferred Stock.

         Section 2. Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of shares of the Preferred Stock which are convertible into shares of Common Stock had all such shares of the outstanding Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         Section 3. Liquidation Preference. Upon liquidation, dissolution and winding up of the Corporation (whether voluntary or involuntary) (a "Liquidation Event"), the Corporation shall pay to the holders of the Preferred Stock (unless otherwise provided for in the resolution or resolutions creating such stock) the aggregate Liquidation Value attributable to such shares (each, a "Share") plus any unpaid dividends thereon. If upon any such Liquidation Event, the Corporation's assets to be distributed among the holders of the Junior Securities, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series F Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata to the holders of Series D Preferred Stock and Series F Preferred Stock in an amount up to the Liquidation Value (plus any unpaid dividends thereon); thereafter, if any of the Corporation's assets remain that have not been distributed to the holders of Series D Preferred Stock and Series F Preferred Stock, such remaining assets shall be distributed pro rata among the holders of Series B Preferred Stock and Series C Preferred Stock based upon the aggregate Liquidation Value (plus any unpaid dividends thereon) attributable to each such holder; thereafter, if any of the Corporation's assets remain that have not been distributed, such remaining assets shall be distributed pro rata among the holders of the Junior Securities based upon the aggregate Liquidation Value (plus any unpaid dividends thereon) attributable to each such holder. Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Series D Preferred Stock and Series F Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such Liquidation Event. A Change of Control shall not be deemed a Liquidation Event for purposes of this Section 3.

Section 4. Voting Rights.

         4A. Election of Directors. In the election of directors of the Corporation, the holders of the Series B Preferred Stock, voting separately as a single class to the exclusion of all other classes or series of the Corporation's capital stock and with each share of Series B Preferred Stock entitled to one vote, shall be entitled to elect one (1) director to serve on the Corporation's Board of Directors until his successor is duly elected by the holders of the Series B Preferred Stock or he or she is removed from office by the holders of the Series B Preferred Stock or the shareholders for cause in the manner provided by law. If the holders of the Series B Preferred Stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Series B Preferred Stock elect a director to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other stockholders. For so long as 20% of the Series B Preferred Stock originally issued by UST and assumed by the Corporation remains outstanding the Corporation's Board of Directors shall not consist of more than nine (9) directors without the prior written approval of the holders of two-thirds of the outstanding shares of the Series B Preferred Stock. For so long as the holders of Series B Preferred Stock are entitled to elect a director, the director so elected shall be appointed to each committee of the Corporation's Board of Directors, including, without limitation, the Corporation's Compensation Committee. The rights of the holders of the Series B Preferred Stock set forth in the first and fourth sentences of this Section 5A shall terminate upon the Purchasers ceasing to own beneficially and of record, at least 5% of the Common Stock Deemed Outstanding (excluding for purposes of this calculation any issuances by the Corporation of Common Stock, Options or Convertible Securities after May 31, 2000 other than pursuant to the Preferred Warrant and the Stock Option Plan).

         4B. Other Voting Rights. The holders of the Initially Designated Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's Bylaws, and except as otherwise required by applicable law, the holders of the Initially Designated Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share, each Share of Series D Preferred Stock and Series F Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the such Initially Designated Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote, each Share of Series B Preferred Stock entitled to 0.2248 votes for each share of Common Stock issuable upon conversion of such Series B Preferred Stock as of the record date for such vote, or, if no record date is specified, as of the date of such vote and each Share of Series C Preferred Stock entitled to 0.3251 votes for each share of Common Stock issuable upon conversion of such Series C Convertible Preferred Stock as of the record date for such vote, or, if no record date is specified, as of the date of such vote.

         4C. Covenants.

         (a) The Corporation shall not take any of the actions set forth below in this subsection (a) without first obtaining the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Initially Designated Preferred Stock, voting as a class:

         (i) sell, lease or otherwise dispose of any assets of the Corporation and its Subsidiaries except for sales, leases or dispositions outside of the ordinary course of business, consistent with past custom and practice;

         (ii) merge or consolidate with any person or entity; provided, that directly or indirectly wholly owned Subsidiaries of the Corporation may merge with and into the Corporation; and

         (iii) effect any other transaction or series of related transactions involving the Corporation the result of which is that any person becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the Voting Securities of the Corporation.

         (b) The Corporation shall not take any of the actions set forth below in this subsection (b) without first obtaining the affirmative vote of the holders of at least two-thirds of the then outstanding shares of each series of Initially Designated Preferred Stock expressly authorized by such subsections to vote as a series, each voting together as a separate series, for so long as at least 20% of the relevant series of Initially Designated Preferred Stock originally issued pursuant to the Purchase Agreements (excluding any Series B Preferred Stock issued upon exercise of the Preferred Warrants) remains outstanding:

         (i) alter or change the preferences, rights or powers of the relevant series of Preferred Stock (provided that only the series directly affected is entitled to vote as a series under this provision);

         (ii) increase or decrease the authorized number of shares of the relevant series of Initially Designated Preferred Stock (provided that only the affected series is entitled to vote as a series under this provision);

         (iii) directly or indirectly declare or pay any dividends or make any distributions upon, or repurchase or redeem, any of its capital stock or other equity securities (or any securities directly or indirectly convertible into or exercisable or exchangeable for equity securities), other than (a) the repurchase of Options (or Common Stock issued upon exercise thereof) issued pursuant to the Stock Option Plans in accordance with their respective terms and
(b) the mandatory repurchase of the Bayview Warrant (or Common Stock issued upon exercise thereof) pursuant to Section 9 thereof as in effect on the Bayview Date (provided that (x) with respect to dividends, distributions, repurchases or redemptions involving the Series B Preferred Stock, only the Series C Preferred Stock is entitled to vote as a series under this provision, (y) with respect to dividends, distributions, repurchases or redemptions involving the Series C Preferred Stock, only the Series B Preferred Stock is entitled to vote as a series under this provision, and (z) with respect to dividends, distributions, repurchases or redemptions involving the Series D Preferred Stock or the Series F Preferred Stock, only the Series B Preferred Stock and the Series C Preferred Stock are entitled to vote as separate series under this provision;

         (iv) issue any additional Series B Preferred Stock (other than in connection with the exercise of the Preferred Warrants for Series B Preferred Stock) or Series C Preferred Stock or create, authorize or issue any capital stock that ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) to or pari passu with the Series B Preferred Stock or Series C Preferred Stock (provided that only Series B Preferred Stock and Series C Preferred Stock are entitled to vote as separate series under this provision);

         (v) issue any additional Series D Preferred Stock or Series F Preferred Stock or create, authorize or issue any capital stock that ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) to the Series D Preferred Stock or Series F Preferred Stock (provided that only Series D Preferred Stock and Series F Preferred Stock are entitled to vote as separate series under this provision);

          (vi) amend, alter, repeal or waive any provision of the Corporation's Certificate of Incorporation (including any certificate of amendment and whether by amendment, merger or otherwise) or the Bylaws (provided that only Series B Preferred Stock and Series C Preferred Stock are entitled to vote as separate series under this provision);

          (vii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes) (provided that only Series B Preferred Stock and Series C Preferred Stock are entitled to vote as separate series under this provision);

         (viii) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens on all or substantially all of the assets of the Corporation and its Subsidiaries with respect to any Indebtedness which is in excess of $5,000,000 in the aggregate (other than such Liens existing as of May 31, 2000 for Series B Preferred Stock series voting and August 31, 2000 for Series C Preferred Stock series voting ("Existing Liens") and Liens securing Indebtedness which refinances, replaces or amends the Indebtedness secured by such Existing Liens, provided that such Liens shall not extend to property other than property subject to such Existing Liens) (and provided further that only Series B Preferred Stock and Series C Preferred Stock are entitled to vote as separate series under this provision); and

         (ix) other than with respect to the Permitted Issuances, authorize the issuance of any Common Stock or Convertible Securities at a price below Market Price; provided, that in the event that the Corporation receives stockholders' approval pursuant to Section 5.07 of the Purchase Agreement for the Series B Preferred Stock, this clause (ix) shall automatically terminate and be of no further force and effect (and provided further that only Series B Preferred Stock is entitled to vote as a series under this provision).

Section 5. Conversion.

5A. Conversion Procedure.

         (i) Subject to the terms of this Section 5, at any time and from time to time, any holder of Preferred Stock may convert all or any portion of the Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by:

         (i) $9.00 for Series B Preferred Stock;

         (ii) $6.00 for Series C Preferred Stock;

         (iii) $8.00 for Series D Preferred Stock; and

         (iv) $11.00 for Series F Preferred Stock;

and dividing the result by the Conversion Price then in effect.

         (ii) Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          (iii) Notwithstanding any other provision hereof, if a conversion of Preferred Stock is to be made in connection with a transaction affecting the Corporation, the conversion of any Shares of Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

         (iv) As soon as possible after a conversion has been effected (but in any event within three (3) Business Days in the case of subparagraph (A) below), the Corporation shall deliver to the converting holder:

         (A) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

         (B) payment of any amount payable under subparagraph (viii) below with respect to such conversion; and

         (C) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

         (v) The issuance of certificates representing shares of Conversion Stock upon conversion of Preferred Stock shall be made without charge to the holders of such

Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

         (vi) The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

         (vii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Stock.

         (viii) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

         (ix) If the shares of Conversion Stock issuable by reason of conversion of Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

5B. Conversion Price.

         (i) In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price of each class of Preferred Stock shall be subject to adjustment from time to time pursuant to this Section 5B.

         (ii) If and whenever after the original date of issuance of the relevant class of Preferred Stock, the Corporation issues or sells, or in accordance with Section 5C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Market Price of the Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale, the Conversion Price shall be reduced to the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of
(1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

         (iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to the following (collectively referred to herein as the "Permitted Issuances"):

         (A) the issuance or granting of Common Stock, Options or Convertible Securities to employees, officers, consultants and directors of the Corporation and its Subsidiaries or the exercise thereof pursuant to the Stock Option Plans;

         (B) the issuance or granting of Options for up to 75,000 shares of Common Stock (as adjusted for any stock splits, reverse stock splits, share combinations, stock dividends or similar reclassifications) to employees and consultants of the Corporation outside of the Stock Option Plans;

         (C) for purposes of Series B Preferred Stock Conversion Price adjustment only, the issuance of Series B Preferred Stock upon exercise of the Preferred Warrants;

         (D) the issuance of Common Stock upon exercise of the Warrant To Purchase Common Stock of UST, dated as of September 24, 1999, issued to Bayview Capital Partners L.P. (the "Bayview Warrant");

         (E) the issuance of Common Stock upon conversion of the Convertible Subordinated Note, dated as of September 24, 1999, issued by UST to CEX Holdings, Inc. (the "CEX Convertible Note");

         (F) the issuance of shares of Common Stock to Jack D. Ashabranner II (or a trust solely for his benefit) in respect of a court-approved settlement of his claim against Corporate Express Delivery Systems, Inc., solely to meet any shortfall in the market value between the 600,000 shares of Common Stock that have been issued for the benefit of Mr.

Ashabranner in respect of such settlement and the sum of $550,000, pursuant to the terms of such settlement; and

         (G) the issuance of Common Stock upon exercise of the Common Warrants;

         (H) for Series C Preferred Stock, Series D Preferred Stock, and Series F Preferred Stock Conversion Price adjustment only, the issuance of Series D Preferred Stock upon exercise of the Bridge Warrant or upon conversion of the Bridge Note;

         (I) for Series C Preferred Stock, Series D Preferred Stock, and Series F Preferred Stock Conversion Price adjustment only, the issuance of Series C Preferred Stock upon exercise of the Series C Warrants; and

         (J) for Series C Preferred Stock, Series D Preferred Stock, and Series F Preferred Stock Conversion Price adjustment only, the issuance of Common Stock upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series F Preferred Stock.

         5C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 5B, the following shall be applicable:

         (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

         (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Market Price of the Common

Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

         (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 5C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock with a Conversion Price to be adjusted are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that (A) no such change shall at any time cause the Conversion Price hereunder to be increased, and (B) no adjustment to the Conversion Price pursuant to this clause
(iii) shall be made as a result of any adjustment to the exercise and/or conversion price with respect to the Bayview Warrant, the CEX Convertible Note, the Common Warrants, the Preferred Warrants (with respect only to the Series B Preferred Stock), and with respect to the Series D Preferred Stock and Series F Preferred Stock only, the Series B Preferred Stock, the Series C Preferred Stock, the Series C Warrants, the conversion of the Bridge Note, and the exercise of the Bridge Note Warrants, pursuant to and in accordance with the antidilution protection provisions of such securities as in effect on:

         (i) May 31, 2000 for Series B Preferred Stock;

         (ii) August 31, 2000 for Series C Preferred Stock;

         (iii) February 16, 2001 for Series D Preferred Stock; and

         (iv) July 12, 2001 for Series F Preferred Stock.

In addition, notwithstanding the foregoing there shall be no adjustment to the Conversion Price of the Series B Preferred Stock or the Series C Preferred Stock, or to the shares of Series D Preferred Stock held by TH Li on October 4, 2001 pursuant to the provisions of this Section 5C(iii) as a result of the reduction of the Conversion Price of Series B Preferred Stock to $1.3988 and the reduction of the Conversion Price of Series C Preferred Stock to $1.3867 as a result of amendment to this Certificate of Incorporation.

          (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 5C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock with Conversion Price subject to adjustment shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Preferred Stock with Conversion Price subject to adjustment.

         (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of at least two-thirds of the each then outstanding class of Preferred Stock voting as individual classes. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

         (vi) Integrated Transactions. In case any Option (with respect to Series B Preferred Stock only, other than the Common Warrants and the Preferred Warrants) is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

         (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

         (viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         5D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         5E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock held by such holders, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Initially Designated Preferred Stock shall thereafter have the right to acquire and receive, in lieu of the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Initially Designated Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Initially Designated Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions to insure that the provisions of this Section 5 and Section 6 below shall thereafter be applicable to the Initially Designated Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

         5F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Preferred Stock; provided, that no such adjustment shall increase the Conversion Price or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Preferred Stock as otherwise determined pursuant to this Section 5.

         5G. Notices.

         (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all affected holders of Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

         (ii) The Corporation shall give written notice to all holders of Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

         (iii) The Corporation shall also give written notice to the holders of Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

         Section 6. Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Initially Designated Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Initially Designated Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         Section 7. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

         Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         Section 9. Definitions for Purposes of Article IV, Paragraph D.

         For the purposes of this Section D of Article IV, the following definitions shall apply.

"Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through ownership of voting securities, contract or otherwise.

"Bayview Date" means:

         (i) May 31, 2000 for Series B Preferred Stock;

         (ii) August 21, 2000 for Series C Preferred Stock;

         (iii) February 1, 2001 for Series D Preferred Stock; and

         (iv) February 1, 2001 for Series F Preferred Stock

"Bayview Warrant" has the meaning set forth in Section 5B(iii). "Bridge Note" means the Convertible Bridge Notes issued to TH Li pursuant to certain Bridge Loan Agreements by and between UST and TH Li dated January 4, 2001 and January 31, 2001.

"Bridge Warrant" means a warrant to purchase Series D Preferred Stock issued by UST to TH Li pursuant to a certain Bridge Loan Agreement by and between UST and TH Li dated January 4, 2001.

"CEX Convertible Note" has the meaning set forth in Section 5B(iii)(E).

"Common Stock" means, collectively, the Corporation's common stock, par value $0.004 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation. "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 5C(i) and 5C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

"Common Warrants" means, collectively, the "Common Warrants" as defined in, and issued pursuant to, the Series B Purchase Agreement, and any warrants issued in exchange, substitution or replacement therefor.

"Conversion Price" means the conversion price of the Initially Designated Preferred Stock, as follows:

         (i) $1.3988 for Series B Preferred Stock;

         (ii) $1.3867 for Series C Preferred Stock;

         (iii) $0.7912 for Series D Preferred Stock; and

         (iv) $0.55 for Series F Preferred Stock.

The Conversion Price is subject to adjustment from time to time as set forth in
Section 5. The Conversion Prices set forth above do not reflect adjustments that will be required as a result of the Reverse Stock Split provided for in Article IV A.

"Conversion Stock" means shares of the Corporation's Common Stock; provided, that if there is a change such that the securities issuable upon conversion of the Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

"Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

"Corporation" means Velocity Express Corporation, a Delaware corporation, or, where applicable (for example, in connection with agreements dated prior to the date of incorporation of the Corporation under the GCL), UST. Where applicable, reference to certain agreements of the Corporation entered into prior to its incorporation under the GCL refer to those as assumed by the surviving entity as a matter of law under the expected merger between the Corporation and UST.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Existing Liens" has the meaning set forth in Section 4C(x).

"Indebtedness" means at a particular time, without duplication, (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) any indebtedness or other liability evidenced by any note, bond, debenture or other debt security, (c) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than ninety (90) days past due), (d) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (e) any indebtedness or other liability guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (f) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, and (g) any indebtedness or other liability secured by a Lien on a Person's assets.

"Initially Designated Preferred Stock" means the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series F Preferred Stock.

"Junior Securities" has the meaning set forth in Section 1.

"Lien" means any lien, mortgage, pledge, security interest, restriction, charge or other encumbrance.

"Liquidation Event" has the meaning set forth in Section 3.

"Liquidation Value" of any Share as of any particular date shall be equal to:

         (i) $9.00 for Series B Preferred Stock;

         (ii) $6.00 for Series C Preferred Stock;

         (iii) $8.00 for Series D Preferred Stock; and

         (iv) $11.00 for Series F Preferred Stock.

"Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the twenty (20) consecutive trading days immediately prior to the day as of which "Market Price" is being determined. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of at least two-thirds of each of the then outstanding classes of Preferred Stock, voting as individual classes. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

"Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

"Permitted Issuances" means the acts described in Section 5B(iii).

"Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"Preferred Warrants" means, collectively, the "Preferred Warrants" and the "Additional Warrants" as defined in, and issued pursuant to, the Purchase Agreements, and any warrants issued in exchange, substitution or replacement thereof.

"Purchase Agreement" means:

         (i) with respect to Series B Preferred Stock, the Securities Purchase Agreement, dated as of May 15, 2000, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms;

         (ii) with respect to Series C Preferred Stock, the Securities Purchase Agreement, dated as of September 1, 2000, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms;

         (iii) with respect to Series D Preferred Stock, the Securities Purchase Agreement, dated as of February 1, 2001, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms; and

         (iv) with respect to Series F Preferred Stock, the Subscription Note Purchase Agreements by and among the Corporation and certain investors, as such agreements may from time to time be amended in accordance with their terms.

"Purchasers" means the "Purchasers" as defined in the Purchase Agreements and their respective Affiliates.

"Series B Preferred Stock" has the meaning set forth in Article IV, C.1, Section 1.

"Series C Preferred Stock" has the meaning set forth in Article IV, C.1, Section 1.

"Series D Preferred Stock" has the meaning set forth in Article IV, C.1, Section 1.

"Series F Preferred Stock" has the meaning set forth in Article IV, C.1, Section 1.

"Series C Warrants" means, collectively, the "Series C Warrants" as defined in, and issued pursuant to, Securities Purchase Agreement dated as of September 1, 2000, by and among UST and certain investors, as such agreement may from time to time be amended in accordance with its terms, and any warrants issued in exchange, substitution or replacement therefor.

"Share" has the meaning set forth in Section 3.

"Stock Option Plans" means, collectively, the Corporation's 1995 Stock Option Plan, 1996 Director Stock Option Plan and 2000 Stock Option Plan.

"Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

"TH Li" means collectively TH Lee.Putnam Internet Partners, LP, a Delaware limited partnership, TH Lee.Putnam Internet Parallel Partners, LP, a Delaware limited partnership, THLi Coinvestment Partners LLC, a Delaware limited liability company, and Blue Star I, LLC, a Delaware limited liability company.

"UST" means United Shipping and Technology, Inc., a Utah corporation and the predecessor of Velocity Express Corporation, a Delaware corporation.

"Voting Securities" means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation; provided, that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

         Section 10. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 11 hereof without the prior written consent of the holders of at least two-thirds of each series of Preferred Stock outstanding, voting as individual series, at the time such action is taken.

         Section 11. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                    ARTICLE V

         Adoption, Amendment or Repeal of Bylaws; Right of Inspection. In furtherance, and not in limitation, of the powers conferred by law, the Board of Directors is expressly authorized and empowered:

         (A) subject to the rights of the holders of any class or series of Preferred Stock then outstanding, to adopt, amend or repeal the Bylaws of the Corporation, provided, however, that any Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and

         (B) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in the Purchase Agreements, this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by law.

         The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.

                                   ARTICLE VI

         Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, the number of directors of this Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                   ARTICLE VII

         Elections of directors need not be by written ballot unless the Bylaws of this Corporation shall so provide.

                                  ARTICLE VIII

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation.

                                   ARTICLE IX

         A director of this Corporation shall, to the fullest extent permitted by the GCL as it now exists or as it may hereafter be amended, not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the GCL is amended after incorporation of this Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

         Any amendment, repeal or modification of this Article IX by the stockholders of this Corporation shall not apply to or adversely affect any right or protection of a director of this Corporation existing at the time, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director occurring prior to such amendment, repeal, modification or adoption.

                                    ARTICLE X

         To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this Corporation (and any other persons to which General Corporation Law of Delaware permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law of Delaware(statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

         Any amendment, repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

                                   ARTICLE XI

         On the date any of the Corporation's securities are registered pursuant to Section 12 of the Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be taken at an annual or special meeting of the stockholders and may not be taken by any consent in writing by such stockholders.

                                   ARTICLE XII

         This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XIII

The name and address of the incorporator is:

Wesley C. Fredenburg
Four Paramount Plaza
7803 Glenroy Road, Suite 200
Bloomington, Minnesota 55439



         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed by ___________, its ________, on this ___th day of __________, 2002.




                                              ----------------------------------
                                              Name:
                                              Title:

                          VELOCITY EXPRESS CORPORATION
                              Four Paramount Plaza
                          7803 Glenroy Road, Suite 200
                          Bloomington, Minnesota 55439
                                 (612) 492-2400

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having duly received the notice of the special meeting of stockholders and the proxy statement, each dated ___________ ___, 2002, hereby appoints Jeffry J. Parell and Wesley C. Fredenburg as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of Common Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series F Convertible Preferred Stock of Velocity Express Corporation, a Delaware corporation (the "Company") held of record by the undersigned on __________ __, 2002, at the Special Meeting of Stockholders to be held in the Bloomington Room at the Radisson South Hotel, 7800 Normandale Blvd., Bloomington, Minnesota, on ___________, ____________, 2002 at ________, local time, and at any adjournment or postponement thereof.

1. REVERSE STOCK SPLIT PROPOSAL. The Company's Certificate of Incorporation is to be amended to effect a reverse stock split of the Company's outstanding Common Stock, whereby the Company will issue one new share of Common Stock in exchange for between two and five shares of the outstanding Common Stock.

      [_]  FOR                 [_]  AGAINST                  [_]  ABSTAIN

2. REDEMPTION AND APPROVAL RIGHTS PROPOSAL. The Company's Certificate of Incorporation is to be amended to (i) eliminate the provisions providing for cash redemption of the Company's Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock at a specified date and for redemption of the Company's Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series F Convertible Preferred Stock at the election of the holder thereof upon a change of control of the Company and (ii) grant the holders of the Company's Preferred Stock certain approval rights with respect to changes of control of the Company.

      [_]  FOR                 [_]  AGAINST                  [_]  ABSTAIN

3. TECHNICAL AMENDMENT PROPOSAL. The Company's Certificate of Incorporation is to be amended to reduce the conversion price of the Company's Series B Convertible Preferred Stock to $6.2224 per share, the conversion price of the Company's Series C Convertible Preferred Stock to $4.2645 per share and the conversion price of the Company's Series D Convertible Preferred Stock to $0.7912 per share in order to reflect adjustments required by prior dilutive events.

      [_]  FOR                 [_]  AGAINST                  [_]  ABSTAIN

4. CONVERSION PRICE REDUCTION PROPOSAL. The Company's Certificate of Incorporation is to be amended to reduce the conversion price of the Company's Series B Convertible Preferred Stock to $1.3988 per share and to reduce the conversion price of the Company's Series C Convertible Preferred Stock to $1.3867 per share; provided that, for the purposes of determining the voting rights of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, the number of shares of Common Stock into which such Preferred Stock is convertible shall not include any Common Stock issuable as a result of such reduction in conversion price.

      [_]  FOR                 [_]  AGAINST                  [_]  ABSTAIN


5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, only one need sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:____________________      Signed:__________________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.